EXHIBIT 99.2

Pegasystems Inc.

2012 Executive Officers Base Salaries and Target Bonus Percentages

All Changes Effective Retroactively to January 1, 2012.

Name	Title	Base Salary	Target Bonus*
Alan Trefler	Chief Executive Officer and Chairman	$390,000	90%

Craig Dynes**	Chief Financial Officer and Senior Vice President	$340,000	50%

Douglas Kra**	Senior Vice President, Client Success	$300,000	50%

Michael Pyle**	Senior Vice President, Engineering	$295,000	50%

Leon Trefler**	Senior Vice President, Sales	$285,000	20%

*	Percentage of 2012 base salary

**In 2012, Craig Dynes will also be eligible for up to $21,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**In 2012, Douglas Kra will also be eligible for up to $21,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**In 2012, Michael Pyle will also be eligible for up to $21,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**In 2012, Leon Trefler will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer, as well as the potential for an estimated $240,000 in sales commissions.